SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for use of the Commission (as permitted by Rule 14a-6(e)(2))

☑  Definitive Proxy Statement only

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment, of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 31, 2009

Dear Stockholders:

On behalf of the Board of Directors of Town Sports International Holdings, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on Thursday, May 14, 2009 at 10:00 a.m. (New York City time) at Crowne Plaza Times Square, 1506 Broadway, New York, New York 10019.

In accordance with rules approved by the Securities and Exchange Commission allowing companies to furnish proxy materials to their shareholders over the Internet, we are now primarily furnishing proxy materials to our stockholders on the Internet, rather than mailing paper copies of the materials (including our Annual Report to Stockholders for fiscal 2008) to each stockholder. We believe that this new e-proxy process will expedite our stockholders’ receipt of proxy materials, lower costs, and reduce the environmental impact of our annual meeting. We sent a Notice of Internet Availability of Proxy Materials or a full set of proxy materials on or about March 31, 2009 to our stockholders of record as of the close of business on March 17, 2009. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice or on page 36 of this proxy statement. The formal Notice of Annual Meeting and the Proxy Statement follow.

It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. To have your vote recorded, you should vote over the Internet. In addition, if you have requested or received a paper copy of the proxy materials, you may vote by signing, dating and returning the proxy card sent to you in the envelope accompanying the proxy materials sent to you. We encourage you to vote by any of these methods even if you currently plan to attend the Annual Meeting.

If you decide to attend the Annual Meeting, you can still vote your shares in person if you wish. Please let us know whether you plan to attend meeting by indicating your plans when prompted over the Internet voting system or, if you have received a paper copy of the proxy materials, by marking the appropriate box on the proxy card sent to you. If you plan to attend the Annual Meeting, please bring this letter or proof of ownership and valid picture identification (such as a driver’s license or passport) with you to the meeting, as this letter or proof of ownership and your picture identification will serve as your admittance pass to the meeting. If you choose to vote over the Internet or, if you have received a paper copy of the proxy materials, by completing the proxy card sent to you and later decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Alexander Alimanestianu
Chief Executive Officer and President

PROXY VOTING METHODS

If at the close of business on March 17, 2009, you were a shareholder of record or held shares through a broker or bank, you may vote your shares by proxy through the Internet or by mail, or you may vote in person at the Annual Meeting. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote through the Internet which is available 24 hours a day, seven days a week. You may revoke your proxies at the times and in the manners described on page 2 of the Proxy Statement.

If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on May 13, 2009 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 12-digit Control Number included on your Notice of Internet Availability of Proxy Materials or proxy card to obtain your records and to create an electronic voting instruction form.

BY MAIL

•	Request a proxy card from us (if you have not already received one) by following the instructions on your Notice of Internet Availability of Proxy Materials.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope that will be provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
5 Penn Plaza (4th Floor)
New York, New York 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. ON THURSDAY, MAY 14, 2009

TO THE STOCKHOLDERS OF TOWN SPORTS INTERNATIONAL HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Town Sports International Holdings, Inc., a Delaware corporation (the “Company”), will be held at Crowne Plaza Times Square, 1506 Broadway, New York, New York 10019 on Thursday, May 14, 2009 at 10:00 a.m. (New York City time) for the following purposes:

(1) To elect eight members of the Company’s Board of Directors as listed herein;

(2) To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009; and

(3) To act upon such other business as may properly come before the Annual Meeting or any adjournments of such meeting that may take place.

Only stockholders of record at the close of business on March 17, 2009 will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of 10 days prior to the meeting during regular business hours at the offices of the Company.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you currently plan to attend the Annual Meeting in person, please vote over the Internet or, if you received a paper copy of the proxy materials, complete, date, sign and promptly mail the paper proxy card sent to you. You may revoke your proxy if you attend the Annual Meeting and wish to vote your shares in person. If you receive more than one Notice of Internet Availability of Proxy Materials and/or Proxy Card because your shares are registered in different names and addresses, you should ensure that you vote all of your shares by voting over the Internet or, if you received a paper copy of the proxy materials, by signing and returning each Proxy Card to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

Alexander Alimanestianu
Chief Executive Officer and President

New York, New York
March 31, 2009

YOUR VOTE IS VERY IMPORTANT

REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, VOTE OVER THE INTERNET OR, IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE PAPER PROXY CARD SENT TO YOU AS SOON AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
5 Penn Plaza (4th Floor)
New York, New York 10001

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished to the stockholders of record of Town Sports International Holdings, Inc., a Delaware corporation (“Town Sports” or the “Company”), as of March 17, 2009, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 14, 2009, and at any adjournments of such meeting that may take place. The Annual Meeting will be held at 10:00 a.m. (New York City time) at Crowne Plaza Times Square, 1506 Broadway, New York, New York 10019. In accordance with rules approved by the Securities and Exchange Commission (“SEC”), we sent a Notice of Internet Availability of Proxy Materials or a full set of these proxy materials on or about March 31, 2009 to our stockholders of record as of the close of business on March 17, 2009. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice or on page 36 of this proxy statement.

Voting

The specific matters to be considered and acted upon at the Annual Meeting are:

(i) To elect eight members of the Company’s Board of Directors (the “Board”) as listed herein;

(ii) To ratify of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(iii) To act upon such other business as may properly come before the Annual Meeting.

These matters are described in more detail in this Proxy Statement.

On March 17, 2009, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 22,532,166 shares of the Company’s common stock were issued and outstanding. No shares of the Company’s preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 17, 2009. Stockholders may not aggregate their votes in the election of directors.

The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the meeting during regular business hours at the offices of the Company.

The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions, broker non-votes and withheld votes are each counted as present for the purpose of determining the presence of a quorum.

With respect to the election of the members of the Board, if a quorum is present at the Annual Meeting, the eight nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as directors. All other proposals must be approved by the affirmative vote of the holders of a majority of the shares of the common stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon or having voting power with respect thereto.

Abstentions and Withheld Votes:  With respect to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld will not have any effect on the outcome of the election of directors. Abstentions will have the effect of a vote “against” the other matters being voted on at the Annual Meeting.

Broker Non-Votes:  Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. We believe that there can be no broker non-votes with respect to the matters being voted on at the Annual Meeting because brokers should have discretion under current stock exchange rules to vote uninstructed shares on both Proposal No. 1 and Proposal No. 2.

All votes will be tabulated by the inspector of election appointed for the meeting.

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders with any such right.

Proxies

Unless revoked, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. Where a choice has not been specified on the proxy card, the proxy will be voted FOR the election of all the nominated directors listed herein, unless the authority to vote for the election of such directors is withheld. In addition, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in this Proxy Statement and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Corporate Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Voting Shares Without Attending the Annual Meeting

If you are a shareholder of record you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In all circumstances, you may vote:

•	By Internet — If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 12-digit Control Number included on your Notice or your proxy card in order to vote by Internet.

•	By Mail — You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet voting facilities will close at 11:59 p.m. (Eastern Daylight Time) on May 13, 2009 for the voting of shares held by shareholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 13, 2009.

Voting Shares in Person at the Annual Meeting

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy (“legal proxy”) from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet or proxy card so that your vote will be counted even if you later were to decide not to attend the Annual Meeting.

Admission to the Annual Meeting

Please let us know whether you plan to attend meeting by indicating your plans when prompted over the Internet voting system or, if you have received a paper copy of the proxy materials, by marking the appropriate box on the proxy card sent to you. If you plan to attend the Annual Meeting, please bring the Notice accompanying this proxy statement or proof of ownership and valid picture identification (such as a driver’s license or passport) with you to the meeting, as the Notice or proof of ownership and your picture identification will serve as your admittance pass to the meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Town Sports International Holdings, Inc. shares, such as a bank or brokerage account statement.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, or other means (including by directors, officers or employees of the Company, to whom no additional compensation will be paid for any such services).

Deadline for Receipt of Stockholder Proposals

In order to be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2010 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices in New York, New York, on or before December 1, 2009.

Our bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. On May 15, 2008, the stockholders of the Company approved the Second Amended and Restated By-Laws (the “By-Laws”) to revise the Company’s advance notice provisions. Among other things, the amendments modified the advance notice timing requirements and expanded the information required to be provided by any stockholder who proposes director nominations or any other business for consideration at a stockholders’ meeting. To be timely, any proposal for consideration at the 2010 Annual Meeting of Stockholders submitted by a stockholder (other than for inclusion in the Company’s Proxy Statement pursuant to Rule 14a-8) must be delivered to or mailed and received by the Corporate Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on December 15, 2009 and not later than the close of business on January 14, 2010; and in any event such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in the By-Laws. The proxy solicited by the Board for the 2010 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

General

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has proposed for election at the Annual Meeting the eight individuals listed below to serve, subject to the By-Laws, as directors of the Company. All directors are elected annually, and serve until the next Annual Meeting of the Stockholders and until the election and qualification of their successors. If any director is unwilling or unable to stand for re-election (which is not anticipated), the Board may reduce its size or designate a substitute. If a substitute is designated, proxy votes in favor of the original director candidate will be counted for the substituted candidate. All of the nominees for director currently serve as directors.

All of the nominees have consented to be named and, if elected, to serve, and management has no reason to believe that any of them will be unavailable to serve. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. It is intended that the proxies delivered pursuant to this solicitation will be voted for the election of all such persons except to the extent the proxy is specifically marked to withhold such authority with respect to one or more of such persons. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named. Set forth below is certain information concerning the nominees, as of March 30, 2009.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

Name	Age	Position

Alexander A. Alimanestianu	50	Chief Executive Officer, President and Director
Keith E. Alessi	55	Director
Paul N. Arnold	62	Director
Bruce C. Bruckmann	55	Director
J. Rice Edmonds	38	Director
Jason M. Fish	51	Chairman of the Board
Thomas J. Galligan III	64	Director
Kevin McCall	55	Director

Alexander A. Alimanestianu has been our President and Chief Executive Officer since November 2007, when he also was elected as a director. Mr. Alimanestianu joined us in 1990 as Vice President and General Counsel and was appointed Executive Vice President, Development in 1995 and Chief Development Officer in January 2002. He was named President and Chief Development Officer in March 2006. Before joining the Company, Mr. Alimanestianu worked at a law firm that was our outside counsel.

Keith E. Alessi has served as a director since April 1997. Mr. Alessi has been the Executive Chairman of Westmoreland Coal Company since April 2008. From May 2007 until April 2008, Mr. Alessi served as President and Chief Executive Officer of Westmoreland. Mr. Alessi has been an adjunct lecturer at The Ross School of Business at the University of Michigan since 2001. From 2003 to 2006, Mr. Alessi was the Chairman of Lifestyles Improvement Centers LLC, a franchiser of hypnosis centers in the US and Canada. From 1999 to 2007, Mr. Alessi was an adjunct professor at Washington and Lee University School of Law. Mr. Alessi currently serves as a director and chairman of the audit committee for H&E Equipment Services, Inc. and serves as a director of MWI Veterinary Supply, Inc.

Paul N. Arnold has served as a director since April 1997. Mr. Arnold was our Chairman of the Board from May 2006 until February 2009. Mr. Arnold has served as Chairman and Chief Executive Officer of Cort Business Services, Inc., a Berkshire Hathaway company, a provider of rental furniture, since 2000. From 1992 to 2000, Mr. Arnold served as President, Chief Executive Officer and Director of Cort Business Services. Prior

to 1992, Mr. Arnold held various positions over a 24-year period within Cort Furniture Rental, a division of Mohasco Industries. Mr. Arnold is currently a director of H&E Equipment Services, Inc.

Bruce C. Bruckmann has served as a director since December 1996. Since 1994, Mr. Bruckmann has served as a Managing Director of Bruckmann, Rosser, Sherrill & Co., LP, which we refer to in this Proxy Statement as “BRS”, a private equity firm. From 1983 until 1994, Mr. Bruckmann served as an officer and subsequently a Managing Director of Citicorp Venture Capital, Ltd. Mr. Bruckmann is currently a director of Mohawk Industries, Inc., H&E Equipment Services, Inc., Heritage-Crystal Clean, Inc. and MWI Veterinary Supply, Inc. and several private companies.

J. Rice Edmonds has served as a director since July 2002. Mr. Edmonds is the founder and Managing Director of Edmonds Capital, LLC, a private equity firm. From 1996 through September 2008, Mr. Edmonds was employed by BRS, most recently as a Managing Director. Prior to 1996, Mr. Edmonds worked in the high yield finance group of Bankers Trust. Mr. Edmonds is currently a director of McCormick & Schmick’s Seafood Restaurants, Inc., The Sheridan Group, Inc. and several private companies.

Jason M. Fish has served as a director since December 1996. Mr. Fish was appointed our Chairman of the Board in February 2009. Since March 2009, Mr. Fish has been a consultant to CapitalSource, Inc., a commercial lender, of which he was a co-founder. From March 2008 until December 2008, Mr. Fish was employed by Meritage Group LP, a private investment firm. From September 2000 through December 2006, Mr. Fish was employed by CapitalSource as its President through 2005 and as its Chief Investment Officer and Vice Chairman in 2006. From January 2007 through February 2008, Mr. Fish was a consultant to CapitalSource. Prior to founding CapitalSource, Mr. Fish was employed from 1990 to 2000 by Farallon Capital Management, L.L.C., serving as a managing member from 1992 to 2000. Before joining Farallon, Mr. Fish worked at Lehman Brothers Inc., where he was a Senior Vice President responsible for its financial institution investment banking coverage on the West Coast.

Thomas J. Galligan III has served as a director since March 2007. Mr. Galligan is Executive Chairman and a member of the board of directors of Papa Gino’s Holdings Corp. Mr. Galligan served as Chairman, President and Chief Executive Officer of Papa Gino’s Holdings Corp. from May 1996 until October 2008 and Chairman and Chief Executive Officer until March 2009. Prior to joining Papa Gino’s in March 1995 as Executive Vice President, Mr. Galligan held executive positions at Morse Shoe, Inc. and PepsiCo., Inc. Mr. Galligan is currently a director of Bay State Milling Co. and Dental Service of Massachusetts, Inc., and Chairman of the Board of the Massachusetts Restaurant Association and a Board Advisor to the Boston College Carroll School of Management.

Kevin McCall has served as a director since March 2007. Mr. McCall is President and Chief Executive Officer of Paradigm Properties, LLC and its investment management affiliate, Paradigm Capital Advisors, LLC. Prior to forming Paradigm in 1997, Mr. McCall held positions as a director of Aldrich, Eastman & Waltch, L.P. (now AEW Capital Management, L.P.) and as a Partner and Senior Vice President of Spaulding & Slye Company. Mr. McCall serves as a director of the Boston Center for Community & Justice, the Boston Museum, MetroLacrosse, Hearth, Inc., Building Impact and the National Association of Industrial & Office Parks — Massachusetts Chapter.

Required Vote

Directors are elected by the affirmative vote of a plurality of the votes cast by the holders of common stock present in person or represented by proxy and entitled to vote on the election of directors. Withheld votes will have no effect on the outcome of the vote with respect to the election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

General

The Audit Committee of the Board (the “Audit Committee”) has appointed the firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, including each quarterly interim period, and the Board is asking the stockholders to ratify this appointment.

Although stockholder ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP is not required, the Board considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

A representative from PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees Billed to the Company by PricewaterhouseCoopers LLP

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2007 and 2008, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years and for other services rendered during those fiscal years on behalf of the Company were as follows:

Category	2007	2008

Audit Fees(1)	$1,193,300	$1,059,812
Audit-Related Fees(2)	$177,000	$27,636
Tax Fees(3)	$131,000	$107,000
All Other Fees(4)	$—	$96,445

(1)	Audit fees are for fees and expenses associated with professional services rendered by PricewaterhouseCoopers in connection with (i) the audits of the Company’s annual consolidated financial statements and internal control over financial reporting, including services related to statutory audits of certain of our subsidiaries, (ii) reviews of unaudited interim financial statements included in the Company’s quarterly reports on Form 10-Q and (iii) reviews of documents filed with the SEC.

(2)	In 2007, audit-related fees were for due diligence related to acquisitions and divestitures and assurance and related services that were reasonably related to the performance of the audits or reviews of the Company’s financial statements and not reported under the heading “Audit Fees” above. In 2008, audit-related fees were for assisting with the implementation of our new financial accounting software application and the review of the Form S-8 related to amendment to our 2006 Stock Incentive Plan.

(3)	Tax fees are for tax compliance, tax consulting and tax planning services.

(4)	All other fees are for assistance with review and response to communications with the SEC staff relating to disclosure matters.

The Audit Committee has determined that the provision of services discussed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP from the Company.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides the Audit Committee with a schedule of the audit and other services that it expects to provide or may provide during the fiscal year. The schedule is specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, the schedule serves as the budget for fees by specific activity or service for the fiscal year.

A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for its consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.

The Audit Committee pre-approved 100% of the audit fees, audit-related fees and tax fees and all other services for the fiscal years ended December 31, 2008 and 2007.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and having voting power is required to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP. Abstentions will have the effect of a vote “against” this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Board affirmatively has determined that a majority of our directors — Messrs. Alessi, Arnold, Edmonds, Fish, Galligan and McCall — are independent under, and as required by, the listing standards of The Nasdaq Stock Market. Mr. Alimanestianu is not independent because he is our Chief Executive Officer and President, and Mr. Bruckmann is not independent because of the relationship between Town Sports and BRS, with which Mr. Bruckmann is affiliated. Mr. Robert Giardina, a former director of the Company during the fiscal year ended December 31, 2008, was not independent because he has been employed by the Company within the past three years and currently serves as a consultant to the Company. The relationship between Town Sports and BRS is described under “Certain Relationships and Related Transactions — Professional Services Agreement with BRS” in this Proxy Statement.

Board Structure

The Board has eight members and the following four committees: Audit; Compensation; Nominating and Corporate Governance; and Finance. The membership during the last fiscal year and the function of each of the committees are described below.

Board Committees and Meetings

The Board held eight meetings during the fiscal year ended December 31, 2008, which is referred to in this Proxy Statement as the “2008 Fiscal Year”. In the 2008 Fiscal Year, each director who was a member of the Board during 2008 attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such director served (in each case for meetings held during the period in the 2008 Fiscal Year for which such director served).

The Board meets in executive session, without the presence of any of the Company’s officers, at least twice per year and upon the request of any independent director. Currently, all directors are independent, except for Messrs. Alimanestianu and Bruckmann.

All members of the Board are encouraged to attend the Company’s annual meeting of stockholders. All but one of our directors serving at that time were present at the 2008 annual meeting of our stockholders.

Committee Membership

The following table sets forth the name of each director and the Board committee on which each such director is currently a member:

Nominating
and
Corporate
Name	Audit		Compensation		Finance		Governance

Alexander A. Alimanestianu
Keith E. Alessi	X
Paul N. Arnold			X	*			X
Bruce C. Bruckmann					X
J. Rice Edmonds					X	*
Jason M. Fish			X		X		X
Thomas J. Galligan III	X	*					X	*
Kevin McCall	X		X

*	Committee Chair.

Audit Committee

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between Town Sports and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board. The Audit Committee currently consists of three members of our Board: Keith E. Alessi, Thomas J. Galligan III (Chair) and Kevin McCall. Each member of our Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Audit Committee held four meetings during the 2008 Fiscal Year.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that both Messrs. Alessi and Galligan satisfy the Nasdaq rule requiring that at least one member of the Audit Committee of our Board have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Messrs. Alessi and Galligan are “audit committee financial experts” as defined by the SEC.

Compensation Committee

The Compensation Committee of our Board evaluates performance and establishes and oversees executive compensation policy and makes decisions about base pay, incentive pay and any supplemental benefits for our executive officers. The Compensation Committee also administers our stock incentive plans and approves the grant of equity awards, the timing of the grants and the number of shares for which equity awards are to be granted to our executive officers, directors and other employees. The Compensation Committee also performs other duties and responsibilities as set forth in a charter approved by the Board. The Compensation Committee currently consists of three members of our Board: Paul N. Arnold (Chair); Jason M. Fish; and Kevin McCall. Each member of the Compensation Committee is independent, as independence is defined for purposes of Compensation Committee membership by the listing standards of Nasdaq. In addition, each member is a “non-employee director”, as defined under the applicable rules and regulations of the SEC, and an outside director, as defined under applicable federal tax rules. The Compensation Committee held four meetings during the 2008 Fiscal Year.

When considering decisions concerning the compensation of the executive officers listed in the Summary Compensation Table (the “Named Executive Officers”) (other than the Chief Executive Officer), the Compensation Committee asks for the Chief Executive Officer’s recommendations, including his evaluation of each Named Executive Officer’s performance. Each December, in connection with the preparation of the Company’s annual budget for the immediate succeeding fiscal year, the Chief Executive Officer and the Chief Financial Officer review the compensation of all key employees of the Company, including the Named Executive Officers. Once the Chief Executive Officer and the Chief Financial Officer have finalized the budget, the compensation component of the budget for the Named Executive Officers is submitted to the Compensation Committee for its review and approval. Following its approval, the entire proposed budget is submitted to Board for its review and approval.

No Named Executive Officer has a role in determining or recommending compensation for outside directors.

In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In making its determinations with respect to executive compensation, the Compensation Committee did not historically engage the services of a compensation consultant. However, beginning in 2008, the Compensation Committee retained the services of Axiom Consulting Partners (“Axiom”), an independent compensation consultant, to review the executive compensation program of the Company as it pertains to the Chief Executive Officer and the other executive officers.

Axiom maintains no other direct or indirect business relationships with the Company. All executive compensation services provided by Axiom are conducted under the direction or authority of the Compensation Committee, and all work performed by Axiom must be pre-approved by the Compensation Committee or the Chair of the Compensation Committee.

As requested by the Compensation Committee, in 2008, Axiom’s services to the Compensation Committee included, among other things, advising with respect to individual compensation for the Named Executive Officers; reviewing and discussing possible aggregate levels of corporate-wide bonus payments and equity awards; preparing comparative analyses of executive compensation levels and elements at peer group companies; and advising as to whether our compensation exceeded or fell below targeted levels and whether the actual amounts paid were commensurate with our operating performance as compared to our peer group companies.

An Axiom representative participated in two of the four Compensation Committee meetings in 2008.

In 2008, we paid Axiom $42,850 for services rendered to the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board selects nominees to be recommended by the Board for election as directors and for any vacancies in such positions. The Nominating and Corporate Governance Committee also oversees the evaluation of our Board and management and oversees our Code of Ethics and Business Conduct. The Nominating and Corporate Governance Committee also performs other duties and responsibilities as set forth in a charter approved by the Board. The Nominating and Corporate Governance Committee currently consists of three members of our Board: Paul N. Arnold; Jason M. Fish; and Thomas Galligan (Chair). Each member of the Nominating and Corporate Governance Committee is independent, as independence is defined for purposes of Nominating and Corporate Governance Committee membership by the listing standards of Nasdaq. The Nominating and Corporate Governance Committee held no meetings during the 2008 Fiscal Year but acted by unanimous written consent in one instance.

The Nominating and Corporate Governance Committee considers director nominees on a case-by-case basis, and therefore has not formalized any specific, minimum qualifications that it believes must be met by a director nominee, identified any specific qualities or skills that it believes are necessary for one or more of our directors to possess, or formalized a process for identifying and evaluating nominees for director, including nominees recommended by stockholders.

The Nominating and Corporate Governance Committee’s policy is to consider director candidates that are recommended by stockholders. The Nominating and Corporate Governance Committee will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources. Stockholders wishing to bring a nomination for a director candidate at a stockholders’ meeting must give written notice to our Corporate Secretary, pursuant to the procedures set forth in the section of this Proxy Statement titled “Communicating with the Board of Directors” and subject to the deadline set forth in the section titled “Deadline for Receipt of Stockholder Proposals.” The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and our By-Laws.

Finance Committee

The Finance Committee of our Board is responsible for (1) overseeing and reviewing the financial affairs and policies of the Company and the implementation of such policies, (2) overseeing all material potential business and financial transactions, and (3) any other duties assigned by the Board. The Finance Committee held two meetings during the 2008 Fiscal Year.

Communicating with the Board of Directors

Stockholders and other interested parties may communicate with the Board, including the non-management directors as a group, by writing to the Board, c/o Corporate Secretary, Town Sports International Holdings, Inc. at 5 Penn Plaza (4th Floor), New York, New York 10001. Inquiries will be reviewed by the Company’s Corporate Secretary and will be distributed to the appropriate members of the Board depending on the facts and circumstances outlined in the communication received. For example, if a complaint concerning accounting, internal accounting controls or auditing matters was received, it would be forwarded by the Corporate Secretary to the Audit Committee. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.

Corporate Governance Documents

The Board has adopted a Code of Ethics and Business Conduct that applies to all officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics and Business Conduct can be accessed in the “Investor Relations — Corporate Governance” section of our website at www.mysportsclubs.com, as well as any amendments to, or waivers under, the Code of Ethics and Business Conduct with respect to our principal executive officer, principal financial officer and principal accounting officer or controller. Copies may be obtained without charge by writing to Town Sports International Holdings, Inc., 5 Penn Plaza (4th Floor), New York, New York

10001, Attention: Investor Relations. Copies of the charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee of our Board of Directors, as well as copies of our certificate of incorporation and By-Laws, can also be accessed in the “Investor Relations — Corporate Governance” section of our website at www.mysportsclubs.com.

Directors’ Compensation for the 2008 Fiscal Year

Under our director compensation policy currently in effect, directors who are also officers or employees of the Company receive no additional compensation for services as a director, committee participation or special assignments.

Directors who are not officers or employees of the Company or any of its subsidiaries (each, a “Non-Employee Director”) receive the following compensation:

•	Each Non-Employee Director will receive a $20,000 annual retainer, payable quarterly in arrears. For each year, commencing in 2008, any such Board member may elect (by giving written notice to the Company on or before the first business day of the applicable calendar year) to receive such annual retainer in the form of shares of common stock, payable quarterly in arrears under the 2006 Stock Incentive Plan (with the value of such shares of common stock being the Fair Market Value (as defined in the 2006 Stock Incentive Plan) thereof on the last business day of each calendar quarter). This annual retainer will be pro rated for any partial year.

•	The chairman of the Audit Committee will receive an additional $10,000 annual retainer, payable quarterly in arrears. For each year, commencing in 2008, the chairman of the Audit Committee may elect (by giving written notice to the Company on or before the first business day of the applicable calendar year) to receive such annual retainer in the form of shares of our common stock, payable quarterly in arrears under the 2006 Stock Incentive Plan (with the value of such shares of common stock being the Fair Market Value thereof on the last business day of each calendar quarter). This additional annual retainer will be pro rated for any partial year.

•	Each Non-Employee Director will receive an annual grant on the first business day of each calendar year of stock options to purchase 1,000 shares of our common stock with the exercise price being the Fair Market Value thereof on the date of the grant. Each annual grant will vest on the first anniversary of the grant.

•	Each new Non-Employee Director joining the Board will receive an initial grant of stock options to purchase 5,000 shares of our common stock with the exercise price being the Fair Market Value thereof on the date of the grant. The grant will vest in three equal installments on the first, second and third anniversaries of the grant. Each new Non-Employee Director will be eligible in the following year to receive the annual stock option grant referred to above.

•	Each Non-Employee Director will receive an additional $3,000 for each meeting of the Board that such director attends in person and an additional $1,000 for each meeting of the Board that such director attends via telephone.

•	Each Non-Employee Director who is a member of a committee (other than the Audit Committee) will receive an additional $1,000 for each committee meeting that such director attends in person and an additional $500 for each committee meeting that such director attends via telephone.

•	Each Non-Employee Director who is a member of the Audit Committee will receive an additional $2,500 for each Audit Committee meeting that such director attends in person and an additional $1,000 for each Audit Committee meeting that such director attends via telephone.

We also reimburse directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity.

The following table sets forth information concerning the compensation to each of our Non-Employee Directors in the 2008 Fiscal Year:

	Fees Earned or	Option
	Paid in Cash	Awards	All Other	Total
Name	($)(1)	($)(2)	Compensation ($)	($)

Keith E. Alessi(3)	34,500	4,028	—	38,528
Paul N. Arnold	35,991	4,028	—	40,109
Bruce C. Bruckmann(4)	9,000	—	—	9,000
J. Rice Edmonds(4)	9,000	—	—	9,000
Jason M. Fish	35,491	4,028	—	39,519
Thomas J. Galligan III(3)	47,996	4,028	—	52,024
Kevin McCall	45,491	4,028	—	49,519
Robert Giardina(5)	—	—	45,000	45,000

(1)	Messrs. Arnold, Fish, Galligan and McCall elected to receive their annual retainers, included in the amounts shown in this column, in shares of common stock of the Company rather than cash. Such shares were paid quarterly in arrears, the number of such shares being determined based on the fair market value of the Company’s common stock on the date of payment.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 Fiscal Year for the fair value of stock options granted to each of the Non-Employee Directors in Fiscal Year 2008 as well as prior fiscal years, in accordance with Financial Accounting Standards Board Revised Statement of Financial Accounting Standards No. 123, Share-Based Payment (“FAS 123R”). Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to all grants reflected in this column, refer to note 10(b) to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Non-Employee Directors.

(3)	Prior to April 1, 2008, Mr. Alessi served as Chair of the Audit Committee, at which time Mr. Galligan became chairperson.

(4)	Messrs. Bruckmann and Edmonds began receiving the compensation described above starting on September 16, 2008, in connection with the termination of the Professional Services Agreement, as further described below under “Certain Relationships and Related Transactions — Professional Services Agreement with BRS.”

(5)	Mr. Giardina resigned from the Company’s Board of Directors on November 3, 2008. While on the Board, Mr. Giardina did not earn any compensation as a director pursuant to the terms of his Letter Agreement with the Company. Mr. Giardina earned $45,000 for consulting services provided to the Company in 2008. In addition, Mr. Giardina was entitled to severance benefits specified in his Letter Agreement. See “Certain Relationships and Related Transactions — Agreement with Robert Giardina” for more information about the Company’s consulting arrangement with Mr. Giardina and severance benefits paid to him by the Company.

The following table details grants of stock option awards to each of our Non-Employee Directors in 2008. The table includes the grant date and grant date fair value of each 2008 stock option award, and the aggregate number of outstanding, unvested stock option awards as of December 31, 2008 owned by each Non-Employee Director who served as a director during the 2008 Fiscal Year:

				Total Number of
				Outstanding
		Option	Grant Date	Unvested Stock
Name	Grant Date(1)	Awards (#)	Fair Value ($)(2)	Option Awards (#)

Keith E. Alessi	1/2/2008	1,000	4,028	1,000
Paul N. Arnold	1/2/2008	1,000	4,028	1,000
Bruce C. Bruckmann(3)	—	—	—	—
J. Rice Edmonds(3)	—	—	—	—
Jason M. Fish	1/2/2008	1,000	4,028	1,000
Thomas J. Galligan III	1/2/2008	1,000	4,028	4,333.33
Kevin McCall	1/2/2008	1,000	4,028	4,333.33
Robert Giardina(4)	—	—	—	—

(1)	The 2008 Fiscal Year grants relate to the annual issuance of stock option grants to the Non-Employee Directors, which awards have an exercise price of $9.35 and vested on January 2, 2009.

(2)	This column represents the full grant date fair value for financial statement reporting purposes with respect to the 2008 Fiscal Year of stock options granted to each of the Non-Employee Directors in Fiscal Year 2008, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2008 grants, refer to note 10(b) to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Non-Employee Directors.

(3)	Messrs. Bruckmann and Edmonds did not receive a grant of stock options in the 2008 Fiscal Year because at the time the grants were made, they were not entitled to receive compensation for their services as directors pursuant to the Professional Services Agreement, as further described below under “Certain Relationships and Related Transactions — Professional Services Agreement with BRS.”

(4)	Mr. Giardina resigned from the Company’s Board of Directors on November 3, 2008. While on the Board, Mr. Giardina did not earn any compensation as a director pursuant to the terms of his Letter Agreement with the Company. See “Certain Relationships and Related Transactions — Agreement with Robert Giardina” for more information about the Company’s consulting arrangement with Mr. Giardina and severance benefits paid to him by the Company.

Compensation Committee Interlocks and Insider Participation

Except as set forth below, during the 2008 Fiscal Year, there were no “compensation committee interlocks” (as that term is defined in SEC rules). The current members of the Compensation Committee are Messrs. Arnold, Fish and McCall, none of whom is a current or former officer or employee of the Company or any of its subsidiaries. During the 2008 Fiscal Year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000, except that on March 13, 2009, Jason Fish, one of our directors and a member of the Compensation Committee, acquired through open market purchases $4,000,000 principal amount of our 11% Senior Discount Notes Due 2014 (described in Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008);

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of March 15, 2009, by (1) each person or group of affiliated persons whom we know to beneficially own more than five percent of our common stock; (2) each of the Named Executive Officers; (3) each of our directors and director nominees; and (4) all of our current directors and executive officers as a group.

		Percentage of
	Number of Shares	Common Stock
Name and Address	Beneficially Owned**	Outstanding***

5% Stockholders
BRSE Associates, Inc.(1)	1,770,379	7.9%
Farallon Entities(2)	5,331,279	23.7%
Paradigm Capital Management, Inc.(3)	1,497,740	6.6%

Named Executive Officers and Directors

Alexander A. Alimanestianu(4)	527,246	2.3%
Martin J. Annese(5)	25,000	*
Daniel Gallagher(6)	66,850	*
David Kastin(7)	12,500	*
Jennifer H. Prue(8)	66,100	*
Keith E. Alessi(9)	51,998	*
Paul N. Arnold(10)	46,641	*
Bruce C. Bruckmann(11)	806,994	3.6%
J. Rice Edmonds	7,000	*
Jason M. Fish(12)	5,701	*
Thomas J. Galligan III(13)	9,496	*
Kevin McCall(14)	8,034	*
Richard G. Pyle	419,740	1.9%
Directors and Executive Officers as a group (13 persons)(15)	1,648,561	7.2%

*	Less than 1%.

**	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock with respect to which such person has (or has the right to acquire within 60 days, i.e., by May 14, 2009 in this case) sole or shared voting power or investment power.

***	Percentage of beneficial ownership is based on 22,532,166 shares of common stock outstanding at March 15, 2009.

(1)	Based on our review of the Schedule 13G filed with the SEC on February 12, 2009 by BRSE Associates, Inc., whose address is 126 East 56th Street, New York, New York 10022. Excludes shares held individually by Mr. Bruckmann and other individuals (and affiliates and family members thereof), each of whom are affiliated with BRSE Associates, Inc.

(2)	Based on our review of the Schedule 13D filed with the SEC on January 6, 2009 by the entities and persons set forth below, whose address is One Maritime Plaza, Suite 2100, San Francisco, California 94111. Consists of 1,396,011 shares directly held by Farallon Capital Partners, L.P. (“FCP”), 1,574,334 shares directly held by Farallon Capital Institutional Partners, L.P. (“FCIP”), 1,021,256 shares directly held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), 2,500 shares directly held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), 2,500 shares directly held by Tinicum Partners, L.P. (“Tinicum”), 254,063 shares directly held by RR Capital Partners, L.P. (“RR”), 65,981 shares directly held by

Farallon Capital Offshore Investors II, L.P. (“FCOI II”), 465,337 shares directly held by Farallon FCP, Ltc. (“FCP Trust”), 524,778 shares directly held by Farallon FCIP, Ltd. (“FCIP Trust”) and 24,519 shares directly held by Farallon FCOI II, Ltd. (collectively with FCP, FCIP, FCIP II, FCIP III, Tinicum, RR, FCOI II, the FCP Trust, and the FCIP Trust, the “Farallon Entities”). As the general partner of each of the Farallon Entities, Farallon Partners, L.L.C. (“FPLLC”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Entities. As managing members of FPLLC, William F. Duhamel, Richard B. Fried, Daniel J. Hirsch, Monica R. Landry, Douglas M. MacMahon, William F. Mellin, Stephen L. Millham, Jason E. Moment, Ashish H. Pant, Rajiv A. Patel, Andrew J. M. Spokes, Thomas F. Steyer, Richard H. Voon and Mark C. Wehrly, may each, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Entities. FPLLC and each of its managing members disclaim any beneficial ownership of such shares. All of the above-mentioned entities and individuals disclaim group attribution.

(3)	Based on our review of the Schedule 13G filed with the SEC on February 17, 2009 by Paradigm Capital Management, Inc., whose address is 9 Elk Street, Albany, New York 12207. All of the shares listed in the Schedule 13G are owned by advisory clients of Paradigm.

(4)	Includes 75,000 shares of common stock issuable upon exercise of options before May 14, 2009.

(5)	Includes 25,000 shares of common stock issuable upon exercise of options before May 14, 2009.

(6)	Includes 58,450 shares of common stock issuable upon exercise of options before May 14, 2009.

(7)	Includes 2,500 shares of common stock issuable upon exercise of options before May 14, 2009. Also includes 10,000 shares of restricted stock, which vests annually, in four equal installments, commencing on the first anniversary of the grant date (June 13, 2008).

(8)	Includes 57,700 shares of common stock issuable upon exercise of options before May 14, 2009.

(9)	Includes 2,000 shares of common stock issuable upon exercise of options before May 14, 2009.

(10)	Includes 2,000 shares of common stock issuable upon exercise of options before May 14, 2009.

(11)	Includes 41,599 shares held by family members or by partnership investments of Mr. Bruckmann and 354,077 shares held in trust for the benefit of Mr. Bruckmann’s children, in which Mr. Bruckmann’s wife is the trustee; Mr. Bruckmann disclaims beneficial ownership of these shares. Excludes shares held by BRSE Associates, Inc., of which Mr. Bruckmann disclaims beneficial ownership.

(12)	Includes 2,000 shares of common stock issuable upon exercise of options before May 14, 2009.

(13)	Includes 4,333 shares of common stock issuable upon exercise of options before May 14, 2009.

(14)	Includes 4,333 shares of common stock issuable upon exercise of options before May 14, 2009.

(15)	Includes 238,816 shares of common stock issuable upon exercise of options on or before May 14, 2009. Excludes the shares owned by Richard G. Pyle who was no longer an executive officer on March 15, 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of (1) the copies of Section 16(a) reports which Town Sports has received from such persons or entities for transactions in our common stock and their common stock holdings for the 2008 Fiscal Year, and (2) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the 2008 Fiscal Year, Town Sports believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its common stock.

EXECUTIVE OFFICERS

The executive officers of Town Sports, and their ages and positions as of March 15, 2009, are:

Name	Age	Position

Alexander A. Alimanestianu	50	Chief Executive Officer, President and Director
Martin J. Annese	50	Chief Operating Officer
Daniel Gallagher	41	Senior Vice President — Chief Financial Officer
David M. Kastin	41	Senior Vice President — General Counsel and Corporate Secretary
Jennifer H. Prue	59	Chief Information Officer
James Rizzo	61	Senior Vice President — Human Resources

Mr. Alimanestianu’s biography follows the table listing our directors. Biographies for our other executive officers are:

Martin J. Annese joined us in April 2008 as Chief Operating Officer. Prior to that time, Mr. Annese was employed as an executive performance consultant at Woodstone Consulting Company, a management consulting firm, since 2006. From 1997 through 2005, Mr. Annese held various senior level positions at Starbucks Coffee Company, most recently as Senior Vice President, Northeast Zone, responsible for more than 1,100 stores. From 1983 through 1997, Mr. Annese held several executive level positions at PepsiCo, Inc. From 1980 till 1983, Mr. Annese was a Senior Auditor at Arthur Young and Company.

Daniel Gallagher joined us in February 1999 as Vice President — Finance. He was promoted to Senior Vice President — Finance in November 2007. On January 22, 2008 we announced Mr. Gallagher’s promotion to Senior Vice President — Chief Financial Officer, effective as of March 31, 2008. Mr. Gallagher is a former Certified Public Accountant in the State of New York and holds a Bachelors of Science in Accounting from Villanova University. Mr. Gallagher began his career with Coopers and Lybrand in the Business Assurance Practice (audit). After the merger of Coopers and Lybrand with Price Waterhouse, his career continued in a management role and joined the Mergers and Acquisition Consulting Group in 1998.

David M. Kastin joined us in August 2007 as our Senior Vice President — General Counsel and Corporate Secretary. From March 2007 through July 2007, Mr. Kastin was Senior Associate General Counsel and Corporate Secretary of Sequa Corporation, a diversified manufacturer. From March 2003 through December 2006, Mr. Kastin was in-house counsel at Toys “R” Us, Inc., most recently as Vice President — Deputy General Counsel. From 1996 through 2003, Mr. Kastin was an associate in the corporate and securities departments at several prominent New York law firms, including Bryan Cave LLP. From September 1992 through October 1996, Mr. Kastin was a Staff Attorney in the Northeast Regional Office of the U.S. Securities and Exchange Commission.

Jennifer H. Prue joined us in 2000 as Vice President and Chief Information Officer. In 2002, she was promoted to Senior Vice President. Prior to joining us, she was employed by Integrated Management Services as a regional vice president where she served clients in various technology consulting roles, including as acting chief information officer, within the financial services, energy, and manufacturing industries. Prior to her years in consulting, Ms. Prue served in senior management roles in both accounting and information services in service and manufacturing industries, including Tupperware US.

James Rizzo joined us in February 2007 as our Senior Vice President — Human Resources. From October 1998 until February 2007, Mr. Rizzo was Vice President-Human Resources for Duane Reade Inc., where he was also a member of the company’s strategic executive committee. From April 1995 until September 1998, Mr. Rizzo was President and Chief Operating Officer for Holbrook-Patterson, Inc. From 1989 until 1995, Mr. Rizzo was Vice President — Human Resources at Childcraft, Inc. a subsidiary of The Walt Disney Corp. He also was President of Personnel Systems Company and held senior Human Resource positions with Talbots Inc., Hit or Miss Stores and the Melville Corporation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives and Strategy

The Company’s compensation program for our executive officers is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating longer term value for the Company’s stockholders. The primary objectives of the program are to:

•	Attract and retain top tier executive talent who will draw upon their experience across industries to lead the Company in meeting its objectives

Our overall compensation levels are targeted to attract and retain the best executives in light of the competition for executive talent. The Compensation Committee generally targets total direct compensation (base salary plus annual non-equity incentive compensation at target plus stock-based long-term incentive opportunity) at the market median for target performance. However, the competitiveness of individual components (such as base salary, annual non-equity incentive compensation or long-term incentive opportunity) may at times be below or above the market median due to performance achievement against goals, diversity of executive background, employment history and/or labor market demands.

•	Motivate and reward the achievement of critical strategic, operational and financial objectives through highly transparent programs that directly link performance and pay

A significant component of an executive officer’s total compensation package is annual non-equity incentive compensation which links an executive officer’s compensation directly to specific financial performance goals of the Company. If the Company does not meet the financial performance targets set by the Compensation Committee, the executive officers generally would not receive any annual non-equity incentive compensation.

•	Reward for collective accomplishments to support the Company’s strong team orientation while promoting individual accountability through achievement of individual goals and milestones

Compensation depends in significant measure on Company results, but individual accomplishments are also important factors in determining each Named Executive Officer’s compensation. For example, annual non-equity incentive compensation is based not only on the financial performance of the Company, but may be adjusted based on a review of the individual performance of an executive. The Compensation Committee also has the ability to award discretionary cash bonuses based on the individual’s achievements throughout the year.

•	Align the interests of executives with those of shareholders

The Compensation Committee believes that the interests of executives and shareholders should be substantially aligned. Accordingly, a portion of the total compensation for the Named Executive Officers is in the form of stock-based compensation, which the Compensation Committee believes keeps the interests of executives aligned with those of the Company’s stockholders and promotes a long-term commitment to the Company.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board. Working with management, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and behaviors and reinforces a culture that the Compensation Committee believes will drive long-term success.

Compensation Determination Process

The Compensation Committee is responsible for setting our executive compensation objectives and policies, establishing our executive compensation program consistent with those objectives and policies and determining the compensation for our executive officers. Determining the appropriate level of executive compensation is not an exact science and involves careful deliberation and business judgment. See “Corporate Governance and Board Matters — Committee Membership — Compensation Committee” for more information on the Compensation Committee and its practices.

The compensation of the Chief Executive Officer (“CEO”) is determined by the Compensation Committee based on (1) the Compensation Committee’s assessment of the Company’s overall performance and the individual performance of the CEO, (2) previous compensation levels provided to the CEO and (3) comparable compensation data for the Compensation Comparison Group (as defined below) provided by Axiom.

With respect to compensation for the other Named Executive Officers, the Compensation Committee considers a variety of factors, including Company and individual performance, the recommendations of the CEO, and comparable compensation data for the Compensation Comparison Group provided by Axiom.

The Compensation Committee, with the assistance of Axiom and the CEO (with respect to the other Named Executive Officers only), seeks to set the target for total direct compensation (that is, the sum of base salary, annual non-equity incentive compensation and stock-based long-term incentive awards) of our executives, including the Named Executive Officers, at levels that are competitive with equivalent positions at a select group of companies that the Compensation Committee believes to be an appropriate reference group (the “Compensation Comparison Group”). Data for the Compensation Comparison Group includes (1) information about a “peer group” of companies and (2) data from well-established, publicly available general industry compensation surveys that have been calibrated to compare to companies of the Company’s size. The peer group is a group primarily consisting of employee-intensive companies of comparable size that deliver brand-oriented, upscale, discretionary fitness and lifestyle-oriented services in comparatively large facilities, concentrated in and around metropolitan areas. The second group is composed of public companies with median revenue and/or market capitalization comparable to that of the Company. We regard the peer group as potential competition for executive talent. The Compensation Committee believes that the inclusion of information regarding general industry compensation practices reflects the labor market for those executive positions that are not industry-specific, adding to the validity and reliability of the comparison.

In 2008, the Company’s peer group consisted of the following companies: Bally Total Fitness Holding Corp.; Big 5 Sporting Goods Corp.; California Pizza Kitchen, Inc.; The Cheesecake Factory, Inc.; Golfsmith Int’l Holdings, Interstate Hotels and Resorts; Life Time Fitness, Inc.; McCormick & Schmick’s Seafood Restaurants, Inc.; Morton’s Restaurant Group Inc.; PF Chang’s China Bistro; Sport Chalet, Inc.; The Sports Club Company, Inc.; and Standard Parking Corp.

Pay Levels and Benchmarking

Pay levels for the Named Executive Officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions, and performance of the individual and the Company as a whole. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits. Prior to the engagement of Axiom, the Compensation Committee did not historically establish benchmarks for the compensation of the Named Executive Officers, and instead, determined compensation levels based on the compensation of other executives of the Company and the general performance of the Company. In 2008, the Company, with the assistance of Axiom, began to benchmark the compensation of executives against that of the Compensation Comparison Group. The Compensation Committee has begun to target total direct compensation (that is, the sum of base salary, annual cash bonuses and stock-based long-term incentive awards) at the market median for target performance. However, as noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as performance achievement against goals, the diversity of executive backgrounds, employment history and labor market demands.

Compensation Structure

Pay Elements — Overview

The Company utilizes five main components of compensation:

•	Base Salary — fixed cash compensation to attract and retain key executives, recognizing and rewarding the application of their skills and experience in fulfillment of their position responsibilities.

•	Annual Incentive — variable cash compensation paid in accordance with the achievement of established annual objectives.

•	Annual Discretionary Bonus — variable cash compensation paid based on an employee’s individual performance throughout the year.

•	Long-term Incentives — equity based compensation that grows in value in accordance with long-term value creation, aligning executive and shareholder interests, and giving executives an opportunity to participate in the Company’s success over time.

•	Benefits and Perquisites — these may include disability insurance, medical and dental insurance benefits and retirement savings and free membership to the clubs.

Pay Elements — Details

1.	Base Salary

As part of its review of the annual budget for the immediate succeeding fiscal year, the Board reviews the base salaries and other compensation for our Named Executive Officers and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practice. Salary adjustments for any given year are generally approved at the end of the immediately preceding year and implemented during the first quarter of the calendar year.

Historically, salary increases have been based on cost of living increases and range from 3-4%. The 2008 salaries of the Named Executive Officers, other than Mr. Gallagher, were increased by 3-4% over annualized 2007 levels. Salary increases for Named Executive Officers are generally consistent with those of other management employees. Given current market conditions, there will be no salary increases based on cost of living increases for the 2009 fiscal year.

Mr. Gallagher received a salary increase in the 2008 Fiscal Year of $62,500 and an additional increase of $25,000 effective January 1, 2009 in connection with his promotion to Chief Financial Officer, based on the Compensation Committee’s review of base salaries of other internal management positions and an informal review of base salaries for competitive positions at other companies. Following the engagement of Axiom as the Company’s independent compensation consultant, the Compensation Committee reviewed Mr. Gallagher’s compensation arrangements with Axiom and concluded that Mr. Gallagher’s new salary was competitive with the median of base salaries for the Compensation Comparison Group for executives in similar positions.

In connection with Mr. Annese’s hiring in April 2008, the Compensation Committee set Mr. Annese’s base salary in consultation with Axiom, in order to target Mr. Annese’s base salary to be competitive with the median of the Compensation Comparison Group for executives in similar positions.

Base salaries for the Company’s most highly compensated employees, including the Named Executive Officers for 2008, were slightly above the competitive median salaries within the Compensation Comparison Group (13% based on the calculations of the compensation consultant). Individual salaries may range above or below the median based on a variety of factors, including the potential impact of the executive’s role at the Company, the terms of the executive’s employment agreement, if any, the experience the executive brings to the position and the performance and potential of the executive in his or her role.

2.	Annual Incentive Compensation

Annual incentive compensation for designated key employees is paid under our 2006 Annual Performance Bonus Plan (the “Bonus Plan”). The Bonus Plan is designed to grant bonus awards to such individuals as an incentive to contribute to our profitability. The Compensation Committee administers the plan and selects the key employees, which may include Named Executive Officers, who are eligible to participate in the Bonus Plan each year. Bonus targets are set at a percentage of base salary and are paid based on the Company’s achievement of performance goals established on or before March 15th of the applicable calendar year and the attainment of personal performance objectives established individually by each employee at the beginning of each year. We seek to calibrate annual term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded. On average, for the 2008 Fiscal Year, the annual incentive compensation targets for the Company’s most highly compensated employees, including the Named Executive Officers, were at the median for the Compensation Comparison Group.

Under the Bonus Plan, participants are eligible to receive bonus awards that may be expressed, at the Compensation Committee’s discretion, as a fixed dollar amount, a percentage of compensation (whether base pay, total pay or otherwise) or an amount determined pursuant to a formula. Annual non-equity incentive awards are contingent upon the attainment of certain pre-established performance targets established by the Compensation Committee, which may include, without limitation, the following:

•	earnings per share;

•	return on equity, assets or capital;

•	gross or net revenues;

•	earnings before interest, taxes, depreciation and amortization (EBITDA); or

•	such other goals established by the Committee.

The amount of an annual non-equity incentive compensation award may also depend on the performance of the employee.

For the 2008 Fiscal Year, bonuses were based on an Adjusted EBITDA target as follows:

	Goal	Actual Performance

Adjusted EBITDA (as defined)	$122,268,598	$111,936,920

The definition of Adjusted EBITDA for executive bonus computation purposes is earnings before interest, taxes, depreciation, amortization and compensation expense incurred in connection with stock options of the Company and items of a non-recurring nature. In the 2008 Fiscal Year, these non-recurring items included various legal, compliance and other expenses. In addition, goodwill and fixed asset impairment charges were not deducted when determining the calculation of Adjusted EBITDA. All of these adjustments were approved by the Compensation Committee. See “— Narrative Supplement to the Summary Compensation Table and the 2008 Grants of Plan-Based Awards Table” for more information on the payment and calculation of amounts under the Bonus Plan. The determination of the amount of the annual non-equity incentive compensation award is also subject to the executive officer’s attainment of personal performance objectives established individually by each employee at the beginning of each year.

3.	Discretionary Cash Bonus

In the 2008 Fiscal Year, the Compensation Committee decided to award, in addition to awards under the Bonus Plan, additional cash bonuses to certain Named Executive Officers in recognition of their personal performance. These bonuses were fully discretionary and were awarded after a discussion with the Chief Executive Officer and a review of each Named Executive Officer’s performance throughout the year. In connection with awarding discretionary cash bonuses, the Compensation Committee considered the significant accomplishments and overall leadership of the executive, competitive pay levels for the executive and (except in the case of the Chief Executive Officer) the recommendation of the Chief Executive Officer. In respect of the 2008 Fiscal Year, the following discretionary bonuses were awarded to the Named Executive Officers: Mr. Gallagher ($31,250); Mr. Annese ($68,438); and Mr. Kastin ($15,000).

4.	Long-term Incentives — Equity-Based Awards

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. The Compensation Committee designs long-term incentive awards to ensure that our executive officers have a continuing stake in the long-term success of the Company, that the total compensation realized by our executive officers reflects our multi-year performance as measured by the efficient use of capital and changes in shareholder value, and that a large portion of the total compensation opportunity is earned over a multi-year period and is forfeitable in the event of termination of employment.

The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. The Company expects to make grants at regular intervals.

The Compensation Committee may grant equity incentives under the Company’s 2004 Common Stock Option Plan, as amended, in the form of non-qualified and incentive stock options and the 2006 Stock Incentive Plan, as amended (the “2006 Stock Incentive Plan”), in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards (including restricted stock units (RSUs) and deferred stock units).

The Company follows a practice of granting equity incentives in the form of stock options on an annual basis to employees. On occasion, the Company may also make awards of restricted stock. The Company also may make grants to new employees on the commencement of employment and to key employees following a significant change in job responsibilities or to meet specific retention objectives. Grants are issued on the date they are approved by the Compensation Committee, except in certain circumstances, such as for new hires, who may be granted awards on the second day after the Company releases its financial results for that quarter. The exercise price for stock options is the grant date closing market price per share. Historically, the Compensation Committee has granted stock options and restricted stock which vest in four equal annual installments, beginning on the first anniversary of the grant date, and subject to continuous employment from the date of grant until the applicable vesting date. We believe that this vesting schedule reinforces the long-term orientation of our compensation philosophy. In the past, some options have contained accelerated vesting features upon the achievement by the Company of pre-determined equity value targets. The Compensation Committee has not awarded other stock-based awards in the past.

In the Fiscal Year 2008, the Compensation Committee granted stock options to our Named Executive Officers as indicated in the 2008 Grants of Plan-Based Awards Table which vest in four equal annual installments, beginning on the first anniversary of the grant date, and subject to continuous employment from the date of grant until the applicable vesting date. In determining the amount of the equity and equity-based awards to be granted to the Named Executive Officers in 2008, the Compensation Committee targeted the annual grant to be competitive with the Compensation Comparison Group. In addition, in the 2008 Fiscal Year, the Compensation Committee granted Mr. Kastin shares of restricted stock in recognition of the Compensation

Committee’s view that his previous equity grant of stock options made during the 2007 fiscal year failed to serve adequately as a retention device given the high exercise price of the options. The Compensation Committee believes that the restricted stock grant, because it provides both depreciation risk and appreciation opportunity, more effectively aligns Mr. Kastin’s interests with those of the Company’s stockholders.

5.	Other Benefits and Perquisites

The Company’s executive compensation program includes other benefits and perquisites. We maintain a 401(k) plan for our eligible employees and Named Executive Officers with annual matching contributions up to $500 per year which vest over four years. In addition, for all employees we also provide medical benefits and free memberships in the Company’s clubs. In the past, perquisites included, in some cases, automobile allowances and accommodation allowances, although such allowances were discontinued before the beginning of 2008. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance.

The Compensation Committee has approved these other benefits and perquisites as a reasonable component of the Company’s executive compensation program. See the “All Other Compensation” column in the Summary Compensation Table for further information regarding these benefits.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of low-risk compensation, retention value and at-risk compensation that produces short-term and long-term performance incentives and rewards. By following this approach, we provide the Named Executive Officers a measure of security in the minimum level of compensation that such individuals are eligible to receive, while motivating the Named Executive Officers to focus on the business metrics that will produce a high level of performance for the Company and long-term benefits for stockholders, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for the Bonus Plan and the 2006 Stock Incentive Plan likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For our Named Executive Officers, the mix of compensation is weighted toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results in a pay-for-performance orientation for our Named Executive Officers, which is aligned with the Company’s stated compensation philosophy of providing compensation commensurate with performance.

In accordance with our philosophy that overall compensation should be competitive and that the compensation of the Named Executive Officers should be at least partially dependent upon individual and Company performance, these executives are eligible to receive a higher portion of total annual compensation in the form of performance-based annual bonuses and stock-based long-term compensation as compared to other Company employees. In addition, in support of pay-for-performance objectives, the portion of total direct compensation delivered through stock-based long-term incentives increases with an executive’s role and level of responsibility. As a result, the most senior executives are held most accountable for achieving multi-year performance objectives and changes in shareholder value.

Chief Executive Officer Compensation

Mr. Alimanestianu’s annual compensation consists primarily of base salary, annual incentive bonus and stock options. Mr. Alimanestianu’s annual compensation is higher than that of the other Named Executive Officers due to his extensive experience and history with the Company and the higher demands of the chief executive officer position. For the 2008 Fiscal Year, Mr. Alimanestianu’s annual compensation consisted of:

•	$505,870 base salary;

•	$200,000 annual incentive compensation;

•	A grant on December 4, 2008 of options to purchase 50,000 shares of common stock at $2.44 per share, which was the closing price of the Company’s common stock on that date; and

•	Participation in other benefit plans and perquisites as explained elsewhere in this Proxy Statement.

Based on performance results for the 2008 Fiscal Year, Mr. Alimanestianu would have been eligible to receive a bonus of up to $249,458 under the Bonus Plan, subject to Committee determination regarding the actual amount and form of his bonus payment. However, in connection with the Committee’s determination of actual bonus awards under the Bonus Plan, Mr. Alimanestianu suggested that the Committee consider reducing the amount of his actual bonus to $200,000 and to instead reallocate $49,458 for the benefit of employees. Based in part on Mr. Alimanestianu’s recommendation, the Committee ultimately approved a $200,000 bonus payment to Mr. Alimanestianu for the 2008 Fiscal Year. No determination has been made yet regarding Mr. Alimanestianu’s request to allocate $49,458 for the benefit of employees.

Post-Termination Compensation and Benefits

Other than Ms. Prue, none of the Named Executive Officers have employment agreements with the Company. Ms. Prue’s employment agreement and Mr. Kastin’s offer letter with the Company each contain severance arrangements in the event that the executive is terminated without cause. Mr. Kastin’s severance arrangement reflects a negotiation between Mr. Kastin and the Company at the time Mr. Kastin was hired and was considered at the time by the Compensation Committee to be appropriate to retain Mr. Kastin. All Named Executive Officers have entered into an executive severance agreement providing for specified severance benefits upon a termination of the executive’s employment with the Company without cause or by the executive for good reason within six months following a “change in control” of the Company. The Compensation Committee believes that severance in connection with a termination or reduction in responsibilities in connection with a change in control is necessary to attract and retain the talent necessary for our long-term success. These severance arrangements allow our executives to focus on duties at hand and provide security should their employment be terminated as a result of involuntary termination without cause or a constructive discharge in connection with a change in control of the Company. Under these severance arrangements, the executives will be required to comply with a non-competition covenant for a period of up to one year and will receive in return one year of salary, a pro rata annual bonus, continuation of health and dental coverage for up to one year and continuation of fitness club membership for one year. The Compensation Committee believes that these benefits are reasonable given that the executive’s employment opportunities for a period following termination will be constrained by the non-competition covenants contained in the severance agreements. These executive severance agreements are more fully described under “— Potential Payments Upon Termination or Change-in-Control.”

As more fully described under “Certain Relationships and Related Transactions — Agreement with Richard Pyle”, we entered into a letter agreement with Mr. Pyle in connection with his resignation from the Company as chief financial officer which provides for, among other things, a pro rata bonus for the fiscal year ending December 31, 2008, continued health and dental coverage, continued club membership and consulting fees. The Compensation Committee considered the severance arrangement with Mr. Pyle to be appropriate given Mr. Pyle’s more than 20 years of service to the Company (and its predecessors).

Under the stock option agreements entered into between the Company and certain Named Executive Officers, if the Named Executive Officer resigns or the Named Executive Officer’s employment is terminated by the Company for any reason, if the Company wishes to enforce specified non-competition and non-solicitation covenants for a period of up to one year, the Company must pay the Named Executive Officer severance compensation equal to no less than such Named Executive Officer’s base salary during such period. The Compensation Committee believes that discretionary enforcement of non-competition and non-solicitation arrangements is beneficial to the competitive position of the Company and that the corresponding severance compensation is reasonable in such circumstances.

Compensation Committee Discretion

The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. Likewise, the Compensation Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior management, investment or strategic accomplishments and/or consummation of acquisitions.

Impact of Tax and Accounting

As a general matter, the Compensation Committee would take into account the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of grants under the 2006 Stock Incentive Plan to Named Executive Officers and employees, the Compensation Committee examines the accounting cost associated with the grants. Under FAS 123R, grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock and restricted stock units, the cost is equal to the fair value of the stock on the date of grant times the number of shares or units granted. This expense is amortized over the requisite service period, or vesting period of the instruments. The Compensation Committee also carefully considers the impact of using market conditions (for example, share price or total stockholder return) as a performance metric under the 2006 Stock Incentive Plan, mindful of the fact that even if the condition is not achieved, the accounting charge would not be reversible.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the corporation’s Chief Executive Officer and next 3 highest compensated executive officers (other than the Chief Financial Officer), unless the compensation qualifies as “performance-based compensation” within the meaning of Section 162(m). However, pursuant to an exception under Section 162(m) applicable to plans in effect prior to a company’s public offering, our Bonus Plan is expected to be exempt from the $1,000,000 limit until the earliest to occur of: (1) the expiration of the plan; (2) the material modification of the plan; and (3) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company’s initial public offering occurred. With respect to the 2006 Stock Incentive Plan, we generally intend to structure performance based awards to qualify as “performance-based compensation” within the meaning of Section 162(m). While it is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard, we reserve the right to pay compensation that is not deductible under Section 162(m) if appropriate and in the best interests of the Company and our stockholders.

Conclusion

The level and mix of compensation for each of our Named Executive Officers is considered within the context of our historical compensation practices as well as the factors outlined above. The Compensation Committee believes that each of the compensation packages for our Named Executive Officers is appropriate in light of our industry and related industries and our competitive position therein. The Compensation Committee intends to continue to work closely with its compensation consultant, Axiom, to ensure that the Company provides competitive compensation packages to its Named Executive Officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K.

Submitted by the Compensation Committee of the Company’s Board of Directors on March 16, 2009:

Paul N. Arnold
Jason M. Fish, Chair
Kevin McCall

Summary Compensation Table

The following table sets forth the compensation earned for all services rendered to us in all capacities in the fiscal years ended December 31, 2008, 2007 and 2006 by our Named Executive Officers, which include our Chief Executive Officer, Chief Financial Officer, each of our three other most highly compensated executive officers who served in those capacities during 2008 and our former Chief Financial Officer.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(5)	($)(5)	($)(6)	($)		($)

Alexander A. Alimanestianu(1)	2008	505,870	—	—	61,322	200,000	500	(7)	767,692
Chief Executive Officer	2007	420,109	—	—	43,758	481,479	500	(7)	945,846
and President	2006	364,380	—	—	44,936	396,385	500	(7)	806,201
Martin J. Annese(2)	2008	218,750	68,438	—	67,219	51,562	500	(7)	406,469
Chief Operating Officer
Daniel Gallagher(3)	2008	259,375	31,250	—	117,753	68,750	500	(7)	477,628
Senior Vice President — Chief Financial Officer
David M. Kastin	2008	283,250	15,000	10,748	29,657	35,407	500	(7)	374,562
Senior Vice President — General Counsel and Corporate Secretary
Jennifer H. Prue	2008	259,255	—	—	74,553	34,222	500	(7)	368,530
Chief Information Officer	2007	200,478	—	—	81,307	96,569	54,361	(8)	432,715
	2006	170,515	—	—	47,063	96,633	66,407	(9)	380,618
Richard G. Pyle(4)	2008	88,080	—	—	—	23,400	203,500	(10)	314,980
Former Chief Financial Officer	2007	373,846	—	—	43,758	377,945	500	(7)	805,436
	2006	352,785	—	—	44,936	396,385	14,321	(11)	808,427

(1)	Mr. Alimanestianu was appointed Chief Executive Officer of the Company effective November 1, 2007.

(2)	Mr. Annese was appointed Chief Operating Officer of the Company effective April 28, 2008.

(3)	Mr. Gallagher was promoted to Chief Financial Officer of the Company effective March 31, 2008.

(4)	Effective March 31, 2008, Mr. Pyle resigned as Chief Financial Officer of the Company and is no longer an employee or executive officer. Mr. Pyle provides consulting services to the Company pursuant to a Letter Agreement. For further information, see “Certain Relationships and Related Transactions — Agreement with Richard Pyle.”

(5)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to each fiscal year for the fair value of restricted stock or stock options granted to each of the Named Executive Officers in that fiscal year as well as in prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to all grants reflected in this column, refer to note 10(b) to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC. See the 2008 Grants of Plan-Based Awards table for information on options granted in 2008. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(6)	Reflects incentive compensation paid under the Company’s Bonus Plan in 2009 for the 2008 Fiscal Year, in 2008 for the 2007 Fiscal Year and in 2007 for the 2006 Fiscal Year, respectively.

(7)	Represents a 401(k) matching contribution of $500.

(8)	Includes an accommodation allowance of $52,091, long-term disability premium of $1,770 and a 401(k) matching contribution of $500. Commencing in October 2007, Ms. Prue’s accommodation allowance was integrated into her base salary.

(9)	Includes an accommodation allowance of $64,137, long-term disability premium of $1,770, and a 401(k) matching contribution of $500.

(10)	Includes severance payment of $171,756, health and dental benefits of $9,303, consulting fee of $20,000, long-term disability premium of $941, a 401(k) matching contribution of $500 and the continuation of membership to the Company’s fitness clubs.

(11)	Includes automobile allowance of $11,374, long-term disability premium of $2,447 and a 401(k) matching contribution of $500.

2008 Grants of Plan-Based Awards

The following table sets forth information concerning awards under our equity incentive plans granted to each of the Named Executive Officers in the 2008 Fiscal Year.

						All Other
					All Other	Option		Grant
					Stock	Awards:	Exercise	Date
		Estimated Possible Payouts			Awards:	Number	or Base	Fair
		Under Non-Equity Incentive Plan			Number of	of	Price of	Value of
		Awards(1)			Shares of	Securities	Option	Option
		Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Grant Date	($)	($)	($)	Units(2)	Options(2)	($/Sh)	($)(3)

Alexander A. Alimanestianu	12/4/2008					50,000	2.44	71,062
		249,459	498,917	748,375
Martin J. Annese	5/6/2008					100,000	9.54	455,851
	12/4/2008					100,000	2.44	142,123
		51,563	103,125	154,686
Daniel Gallagher	3/4/2008					100,000	7.73	344,372
	12/4/2008					100,000	2.44	142,123
		68,750	137,500	206,250
David M. Kastin	6/13/2008				10,000
	6/13/2008					30,000	9.83	142,292
	12/4/2008					30,000	2.44	42,637
		35,407	70,813	106,219
Jennifer H. Prue	12/4/2008					30,000	2.44	42,637
		38,889	77,777	116,665
Richard G. Pyle(4)		23,400	46,800	70,200

(1)	These amounts are established under our Bonus Plan. For additional information, see “Executive Compensation — Narrative Supplement to the Summary Compensation Table and the 2008 Grants of Plan-Based Awards Table — Terms of Non-Equity Based Awards”.

(2)	All shares of restricted stock and stock options were granted under our 2006 Stock Incentive Plan.

(3)	This column shows the full grant date fair value of restricted stock and stock options granted in 2008 under FAS 123R. The grant date fair value is the amount that the Company will expense in its financial statements over the award’s required period of service. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2008 grants, refer to note 10(b) to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC.

(4)	Mr. Pyle resigned from our Company effective March 31, 2008 and his non-equity incentive plan awards have been pro-rated to reflect his departure.

Narrative Supplement to the Summary Compensation Table and the 2008 Grants of Plan-Based Awards Table

Terms of Non-Equity Based Awards

Calculation

Payments under the Bonus Plan are based on the Company’s achievement of certain financial targets and upon the individual employee’s achievement of previously established personal performance objectives.

Company Performance

For the 2008 Fiscal Year, each of the Named Executive Officer’s payments under the Bonus Plan in respect of Company performance was based on a percentage of his or her base salary. If the Company achieved its target Adjusted EBITDA ($122,268,598 for the 2008 Fiscal Year), each of the Named Executive Officers would receive (subject to adjustment for personal performance described below) the following percentage of his or her base salary: Mr. Alimanestianu (100%); Messrs. Gallagher, Annese and Pyle (50%), Ms. Prue; (30%) and Mr. Kastin (25%) (each amount the “Target Bonus”). If the Company either failed to achieve target Adjusted EBITDA or exceeded such target, the Target Bonus amounts would be adjusted as follows:

Achievement of Percentage of
Adjusted EBITDA Target	Percentage of Target Bonus Awarded

0-89.99%	0%
90-94.99%	50%
95-99.99%	75%
100-102.99%	100%
103-104.99%	135%
Greater than 105%	150%

Individual Performance

All Named Executive Officers have individual performance goals for each fiscal year. Individual performance goals are set by each Named Executive Officer during the first quarter of each fiscal year and vary depending on the Company’s business and strategic plan and objectives, and each executive’s individual responsibilities. Each Named Executive Officer’s individual performance goals are approved by the Chief Executive Officer. The Chief Executive Officer’s goals are approved by the Compensation Committee. At the end of each fiscal year, the Compensation Committee with the assistance of the Chief Executive Officer reviews each Named Executive Officer’s performance during the year against the pre-established performance goals. Achieving the target individual performance rating for all individual performance objectives would yield a rating of 100%. To the extent that any Named Executive Officer has not met the pre-established goals for that year, that Named Executive Officer’s bonus award under the Bonus Plan is reduced to the extent the goals were not obtained.

Payment

Annual non-equity incentive awards will be paid in cash after the end of the performance period in which they are earned, as determined by the Compensation Committee, but not later than the later of (1) March 15 after the end of the applicable year and (2) two and one-half months after the expiration of the fiscal year in which the performance period with respect to which the annual non-equity incentive award is earned ends. In addition, annual non-equity incentive awards will not be paid until the Company’s independent registered public accounting firm has issued its report with respect to the audit of the Company’s consolidated financial statements for the applicable fiscal year. Unless otherwise determined by the Compensation Committee, no annual non-equity incentive award, full or pro rata, will be paid to any individual whose employment has ceased prior to the date such award is paid.

Terms of Equity-Based Awards

Vesting Schedule

Option and restricted stock awards vest ratably over four years following the date of grant, subject to acceleration upon a change of control.

Forfeiture

Absent death, disability or retirement, unvested option awards are generally forfeited at termination of employment following a 90-day post-termination exercise period if the termination was involuntary. If the termination was voluntary by the employee, the option may be exercised during the 30-day period following termination. In the event the employee is terminated for cause, the option expires on the date of termination. In the event of death, disability or retirement prior to the complete exercise of a vested option award, the vested portion of the option may be exercised in whole or in part, within one year after the date of death, disability or retirement, as the case may be, and in all cases, prior to the option expiration. Unvested restricted stock awards are generally forfeited at termination of employment.

Covenants

The option and restricted stock awards contain confidentiality provisions and non-compete and non-solicitation provisions that apply to our executive officers.

Option awards granted under the 2006 Stock Incentive Plan have an exercise price equal to the closing price of the underlying shares on the date of grant. The grant date is the same as the day the Compensation Committee took action to approve the awards. All equity award grants to Executive Officers are approved by the Compensation Committee.

Outstanding Equity Awards at End of the 2008 Fiscal Year

The following table set forth information concerning unexercised stock options and unvested restricted stock for each of the Named Executive Officers as of the end of the 2008 Fiscal Year.

	Option Awards(1)							Stock Awards(1)
					Equity
					Incentive
					Plan
			Number of	Number of	Awards:				Market
			Securities	Securities	Number of				Value of
			Underlying	Underlying	Securities			Number of	Shares or
			Unexercised	Unexercised	Underlying	Option		Shares or	Units of
			Options	Options	Unexercised	Exercise	Option	Units of Stock	Stock That
	Grant		Exercisable	Unexercisable	Unearned	Price	Expiration	that Have Not	Have Not
Name	Date		(#)	(#)	Options (#)	($)	Date	Vested (#)	Vested ($)

Alexander A. Alimanestianu	2/4/2004		14,000	—	—	10.28571	10/23/2013	—	—
	2/4/2004	(2)	49,000	7,000	—	6.53571	7/23/2013	—	—
	8/7/2007		12,500	37,500	—	17.46	8/7/2017	—	—
	12/4/2008		—	50,000	—	2.44	12/4/2018	—	—
Martin J. Annese	5/6/2008		—	100,000	—	9.54	5/6/2018	—	—
	12/4/2008		—	100,000	—	2.44	12/4/2018	—	—
Daniel Gallagher	2/4/2004		5,600	—	—	1.61	6/1/2010	—	—
	2/4/2004	(3)	—	2,800	—	3.39	6/30/2011
	2/4/2004	(2)	4,900	700	—	6.53571	7/23/2013	—	—
	4/1/2005	(4)	3,360	—	4,200	6.53571	4/30/2015	—	—
	8/4/2006		15,000	15,000	—	12.05	8/4/2016	—	—
	8/7/2007		3,750	11,250	—	17.46	8/7/2017	—	—
	3/4/2008		—	75,000	—	7.73	3/4/2018	—	—
	12/4/2008		—	100,000	—	2.44	12/4/2018	—	—

	Option Awards(1)							Stock Awards(1)
					Equity
					Incentive
					Plan
			Number of	Number of	Awards:				Market
			Securities	Securities	Number of				Value of
			Underlying	Underlying	Securities			Number of	Shares or
			Unexercised	Unexercised	Underlying	Option		Shares or	Units of
			Options	Options	Unexercised	Exercise	Option	Units of Stock	Stock That
	Grant		Exercisable	Unexercisable	Unearned	Price	Expiration	that Have Not	Have Not
Name	Date		(#)	(#)	Options (#)	($)	Date	Vested (#)	Vested ($)

David M. Kastin	8/7/2007		2,500	7,500	—	17.46	8/7/2017	—	—
	6/13/2008		—	30,000	—	9.83	6/13/2018	—	—
	6/13/2008		—	—	—	—	—	10,000	31,900
	12/4/2008		—	30,000	—	2.44	12/4/2018	—	—
Jennifer H. Prue	2/4/2004		8,600	—	—	5.37	6/1/2010	—	—
	2/4/2004		22,400	—	—	1.61	6/1/2010
	2/4/2004	(2)	—	2,800	—	6.53571	7/23/2013	—	—
	2/4/2004		1,400	1,400	—	10.28571	10/23/2013	—	—
	8/4/2006		17,500	17,500	—	12.05	8/4/2016	—	—
	8/7/2007		5,000	15,000	—	17.46	8/7/2017	—	—
	12/4/2008		—	30,000	—	2.44	12/4/2018	—	—
Richard G. Pyle(5)	—		—	—	—	—	—	—	—

(1)	Except as otherwise noted, 25% of each stock option award or restricted stock award vests on each of the first four anniversaries of the grant date. The vesting of all stock option and restricted stock awards accelerates upon a change in control. See “— Potential Payments Upon Termination or Change in Control.”

(2)	The remaining unvested options will vest on December 31, 2010.

(3)	These options fully vest on December 31, 2010.

(4)	If, on December 31, 2009, the Company’s consolidated EBITDA multiplied by six, less the amount of all outstanding indebtedness (the “Achieved Equity Value”), exceeds $463,600,000 (the “Equity Value Target”), then the remaining unvested options vest. However, if the Achieved Equity Value equals or exceeds 90% of Equity Value Target but is less than 100% of such target, then only 1,400 of the unvested options vest. If none of these performance conditions are met, then the remaining unvested stock options will vest on April 30, 2015.

(5)	Mr. Pyle resigned as our Chief Financial Officer effective March 31, 2008.

Option Exercises and Stock Vested in the 2008 Fiscal Year

The following table sets forth information concerning stock options exercised during the 2008 Fiscal Year by each of the Named Executive Officers. The value realized from exercised options is deemed to be the market value of our common stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares underlying the option. No shares of restricted stock vested in the 2008 Fiscal Year.

Option Awards
Number of
	Shares	Value Realized
	Acquired on	on Exercise
Name	Exercise (#)	($)

Alexander A. Alimanestianu	—	—
Martin J. Annese	—	—
Daniel Gallagher	2,800	7,852
David M. Kastin	—	—
Jennifer H. Prue	—	—
Richard G. Pyle	42,000	125,626

2008 Pension Benefits

In the 2008 Fiscal Year, the Company had no pension benefit plans.

2008 Nonqualified Deferred Compensation

In the 2008 Fiscal Year, the Company had no nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

Under the stock option and restricted stock agreements entered into between the Company and the Named Executive Officers in connection with the grant of stock options or restricted stock, as the case may be, by the Company to the Named Executive Officer, if the Company wishes to enforce a non-competition and non-solicitation covenant for a period of up to one year, it must pay the Named Executive Officer severance payments for one year at a rate and an amount equal to the Named Executive Officer’s salary received by the Named Executive Officer immediately prior to the termination date.

Ms. Prue’s employment agreement provides for payment of a lump sum of 50% of her prior year’s salary and a portion of her bonus upon her termination from the Company without “cause” as defined in her employment agreement, or the payment of 100% of her salary and a portion of her bonus in the event the Company desires to enforce a non-competition covenant for a period of up to one year. In addition, the Company’s offer letter to Mr. Kastin provides for payment of one year of base salary upon his termination from the Company other than for “cause” as defined in Mr. Kastin’s offer letter.

Under the Company’s 2006 Stock Incentive Plan, an executive’s unvested stock option and restricted stock awards will vest in full upon a “change in control.” “Change in control” is generally defined in the 2006 Stock Incentive Plan as: (i) any person becoming the beneficial owner directly or indirectly, of 40% or more of the combined voting power of the then outstanding securities of the Company or (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own 50% or more of the Company’s common stock or pursuant to a spin-off type transaction of such assets to the stockholders of the Company.

The Company has entered into a severance agreement (the “Executive Severance Agreement”) with each Named Executive Officer of the Company. The Executive Severance Agreement provides that if the executive officer’s employment is terminated by either (i) the Company without cause (as such term is defined in the Executive Severance Agreement) or (ii) by the executive officer due to a “constructive termination” (including a material diminution in the executive’s authority, duties, responsibilities or reporting relationship, except as part of an organizational change; a change in the location at which the executive primarily performs services for the Company of more than 50 miles; or a material reduction in the executive’s base pay or incentive cash compensation), within a period of six months following a change in control (as such term is defined in the Executive Severance Agreement), then the executive officer will receive the following severance: (a) an amount equal to one year of the executive officer’s base salary, payable in twelve equal monthly installments; (b) a pro rata annual bonus for the fiscal year in which the termination occurred, assuming the approved bonus targets had been met (which bonus will be payable at such time as bonuses are paid to the Company’s employees generally); (c) the continuation of health and dental coverage for up to one year, with the Company continuing to pay the same portion of the premiums as it does for current employees; and (d) continuation of Passport Membership at the Company’s fitness clubs for the executive and his or her immediate family at no cost to the executive for a period of one year. The foregoing severance is subject to (i) a covenant by the executive officer not to compete with the Company or its subsidiaries for a period of one year following the termination date; (ii) a covenant not to solicit the employees, consultants, customers or suppliers of the Company and its subsidiaries for the one-year period following the termination date; (iii) a covenant not to disclose confidential information at all times following the termination date and (iv) the execution of a release of claims against the Company.

Pursuant to these agreements if our Named Executive Officers were terminated on the last day of the 2008 Fiscal Year or if a change in control occurred on such date, they would have received the payments set forth in the following table.

		Continuation of
		Health and
		Other
		Insurance			Total
	Cash	Benefits	Equity	Other	Termination
	Payment	(Present Value)	Payout	Compensation	Benefits
Name	($)	($)(2)	($)(3)	($)(4)	($)

Termination for any reason(1) :
Alexander A. Alimanestianu	505,870	—	—	—	505,870
Martin J. Annese	325,000	—	—	—	325,000
Daniel Gallagher	300,000	—	—	—	300,000
David M. Kastin	283,250	—	—	—	283,250
Jennifer H. Prue	319,255	—	—	—	319,255
Change in control without termination:
Alexander A. Alimanestianu	—	—	37,500	—	37,500
Martin J. Annese	—	—	75,000	—	75,000
Daniel Gallagher	—	—	75,000	—	75,000
David M. Kastin	—	—	54,400	—	54,400
Jennifer H. Prue	—	—	22,500	—	22,500
Termination without cause or resignation due to constructive termination following a change in control(5):
Alexander A. Alimanestianu	885,273	12,943	37,500	3,129	938,845
Martin J. Annese	487,500	12,943	75,000	1,000	576,443
Daniel Gallagher	450,000	12,943	75,000	1,161	539,104
David M. Kastin	368,225	12,943	54,400	1,000	436,568
Jennifer H. Prue	337,032	4,000	22,500	1,000	364,532

(1)	For a termination for any reason, if the Company wishes to enforce the non-competition/non-solicitation covenant contained in 2006 Stock Incentive Plan and the related award agreements, the Company must pay one year of continued base salary. No additional payments or benefits are contractually required to be provided, although in connection with a termination, the Company may provide additional compensation in consideration for a release of claims. In addition, in the case of Mr. Kastin, even if the Company does not enforce the non-competition/non-solicitation covenant, in accordance with his employment agreement, the Company would pay this amount upon a termination without cause. In the case of Ms. Prue, she will be entitled to the payment of one year of continued base salary and a portion of her bonus, or, in the event the Company does not wish to enforce the non-competition/non-solicitation covenant, a payment of one-half her base salary and a portion of her bonus.

(2)	Represents the present value of one year of continued health and other insurance benefits to the extent paid by the Company.

(3)	For stock options, represents the amount by which the fair market value of a share of the Company’s common stock as of December 31, 2008 exceeded the exercise price of each outstanding unvested stock option, multiplied by the number of shares of the Company’s common stock underlying each such stock option. For restricted stock represents the total number of unvested shares that would vest and would be distributed under each termination scenario multiplied by the closing stock price of the Company’s common stock on December 31, 2008.

(4)	Represents one year of Passport Membership at the Company’s fitness clubs for the executive for a period of one year ($1,000) and premium payments on long-term disability insurance (where applicable).

(5)	In connection with a termination in connection with a change in control, pursuant to Executive Severance Agreements (described above), the Company must pay one year of continued base salary, payment of a pro-rata annual bonus with respect to the fiscal year in which the termination occurred, continuation of health and dental coverage for up to one year, and continuation of Passport Membership at the Company’s fitness clubs for the executive and his or her immediate family at no cost to the executive for a period of one year.

Mr. Pyle has not been included in the table above because he ceased being an employee on March 31, 2008. For a more detailed description of the severance payments and benefits to which Mr. Pyle is entitled in connection with such termination, please see the section of this proxy statement captioned “Certain Relationships and Related Transactions — Agreement with Richard Pyle” describing the terms and conditions of his separation agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Approval

On an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

Professional Services Agreement with BRS

In connection with our recapitalization in 1996, Bruckmann, Rosser, Sherrill & Co., Inc., an affiliate of BRS which we refer to as “BRS Inc.,” and our operating subsidiary now known as Town Sports International, LLC, entered into a professional services agreement, whereby BRS Inc. agreed to provide us certain strategic and financial consulting services. In exchange for such services, BRS Inc. received an annual fee of $250,000 per calendar year while it owned, directly or indirectly, at least approximately 1,412,500 shares of common stock. BRSE Associates, Inc., an affiliate of BRS is a principal stockholder of Town Sports and in addition, one of our directors, Mr. Bruckmann, is affiliated with BRS. On September 16, 2008, in connection with a distribution by a fund of BRS of all of the shares of our common stock held by it to its partners, the Professional Services Agreement was terminated. In 2008, the Company paid $187,142 to BRS Inc. in connection with the Professional Services Agreement prior to its termination.

Agreement with Robert Giardina

In connection with Robert Giardina’s resignation from his position as our Chief Executive Officer, we entered into a letter agreement dated October 4, 2007, based on the circumstances that led to his resignation and taking into account his more than 25 years of service to Town Sports (and its predecessors). Under the letter agreement, in exchange for the covenants described below, we (1) paid Mr. Giardina his annual base salary, $483,628, in accordance with the payroll practices of the Company through March 31, 2008, (2) paid Mr. Giardina a bonus for Fiscal Year 2007 at the time such bonuses were generally paid of $566,445, based on our performance, (3) agreed to provide continued health care and dental benefits for Mr. Giardina through December 31, 2012, with the Company continuing to pay the same portion of the premiums as it does for current employees, and (4) agreed to provide Mr. Giardina, his wife and children, a lifetime Passport Membership or its equivalent. The letter agreement also provides that Mr. Giardina will provide consulting services for us from April 1, 2008 through March 31, 2009 in consideration of $5,000 per month. The consulting arrangement is terminable by us or Mr. Giardina upon 30 days’ prior notice. Mr. Giardina also has agreed to forfeit the 50,000 stock options that were granted to him on August 7, 2007. The Letter Agreement provides that Mr. Giardina will be subject to: (1) a covenant not to compete for a period of two (or with respect to specified competitors, three) years following the later of (x) the end of the consulting period and (y) the conclusion of Mr. Giardina’s service as a member of the Board (the “Restricted Period”); (2) a covenant not to solicit employees and consultants during the two years following the end of the consulting period; and (3) a covenant not to solicit customers or suppliers and a covenant not to disclose confidential information during the consulting term and at all times thereafter. In addition, Mr. Giardina released Town Sports and its affiliates from any claims that he may have had, other than claims in connection with the Company’s 401(k) plan, in connection with Mr. Giardina’s service on the Company’s Board, and in connection with the Company’s obligations under the 2006 Stock Option Incentive Plan. On November 3, 2008, Mr. Giardina resigned as a member of the Board.

Agreement with Richard Pyle

In connection with Mr. Pyle’s departure, the Company entered into a letter agreement with him, dated January 22, 2008 taking into account his more than 20 years of service to Town Sports (and its predecessors). The letter agreement provides that, in exchange for the covenants described below, we paid Mr. Pyle (1) an amount equal to his current base salary through August 31, 2008, payable in accordance with the payroll policies of the Company, (2) an annual bonus for fiscal year 2008 pro rated through March 31, 2008 (which bonus was payable at such time as bonuses were paid to the Company’s employees generally), (3) the continuation of health and dental coverage for up to five years, with the Company continuing to pay the same portion of the premiums as it does for current employees, and (4) lifetime Passport Memberships at the Company’s fitness clubs for Mr. Pyle, his wife and children. The letter agreement also provides that Mr. Pyle will provide consulting services for the Company from September 1, 2008 through August 31, 2009 in consideration for $5,000 per month. The consulting arrangement is terminable by the Company or Mr. Pyle upon 30 days’ prior notice. The letter agreement also provides that Mr. Pyle will be subject to: (1) a covenant not to compete for a period of two (or with respect to specified competitors, three) years following the end of the consulting period; (2) a covenant not to solicit the employees and consultants of the Company and its subsidiaries during the two years following the end of the consulting period; and (3) a covenant not to solicit the customers or suppliers of the Company and its subsidiaries and a covenant not to disclose confidential information during the consulting term and at all times thereafter. In addition, Mr. Pyle released the Company and its affiliates from any claims that he may have had, other than claims in connection with the Company’s 401(k) plan and the Company’s obligations under the 2006 Stock Option Incentive Plan.

Other

On March 13, 2009, Alexander Alimanestianu, our Chief Executive Officer and President, and Jason Fish, one of our directors, acquired through open market purchases $200,000 and $4,000,000, respectively, principal amount of our 11% Senior Discount Notes Due 2014 (described in Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008).

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2008 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the 2008 Fiscal Year, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards), Vol. 1.AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP the independence of that firm from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2008 Fiscal Year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors on March 14, 2009:

Keith E. Alessi
Thomas Galligan III (Chair)
Kevin McCall

ANNUAL REPORT AND HOUSEHOLDING

A copy of the Annual Report of the Company for the 2008 Fiscal Year is being made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report, one Proxy Statement and/or one Notice of Internet Availability of Proxy Materials, as applicable, will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report, one Proxy Statement and/or one Notice of Internet Availability of Proxy Materials, as applicable, and you wish to receive an additional copy or copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please call 212-246-6700 or send a written request to the Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON MAY 14, 2009

This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 4, 2009, are available on our Internet website at www.mysportsclubs.com, in the “Investor Relations — SEC Filings” section. Stockholders may obtain copies of the proxy statement, annual report to stockholders and form of proxy relating to this or future meetings of the Company’s stockholders on our Internet website, by calling 1-800-632-4605 or by sending the Company an e-mail at investor.relations@town-sports.com. For information on how to obtain directions to the Company’s 2009 Annual Meeting, please call us at 212-246-6700 and ask for directions to the 2009 Annual Meeting of Stockholders.

FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2008 with the Securities and Exchange Commission on March 4, 2009. Stockholders may obtain a copy of this report, including financial statements and schedules thereto, without charge, on our Internet website at www.mysportsclubs.com, in the “Investor Relations — SEC Filings” section or by writing to the Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the Proxy Card.

YOU HAVE TWO WAYS TO VOTE
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ATTN: DAVID KASTIN 5 PENN PLAZA, 4TH FLOOR NEW YORK, NY 10001
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions electronically. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Town Sports International Holdings, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. Eastern Daylight Time on May 13, 2009.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future Notices of Internet Availability of Proxy Materials, proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TSPIN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote “FOR” Proposals 1 and 2. Vote On Directors			☐	☐	☐

1.	Proposal to elect the eight directors listed below.
Nominees:
	01) Alexander A. Alimanestianu 02) Keith E. Alessi 03) Paul N. Arnold 04) Bruce C. Bruckmann	05) J. Rice Edmonds 06) Jason M. Fish 07) Thomas J. Galligan III 08) Kevin McCall

Vote on Proposal		For	Against	Abstain

2.	Proposal to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.	☐	☐	☐

IF NO BOXES ARE MARKED AND THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.

Please indicate if you plan to attend this meeting.	Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 14, 2009:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

TSPIN2

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
Proxy Solicited on Behalf of the Board of Directors of Town Sports International Holdings, Inc. for the Annual Meeting of Stockholders, May 14, 2009
The undersigned stockholder of Town Sports International Holdings, Inc., a Delaware corporation, hereby revokes all proxies heretofore given by the signer(s) to vote at the Annual Meeting and any adjournments or postponements thereof, acknowledges receipt of the Notice of Internet Availability of Proxy Materials, and/or the Proxy Statement, dated March 31, 2009, and appoints Alexander A. Alimanestianu, Chief Executive Officer and President, Daniel Gallagher, Chief Financial Officer, and David M. Kastin, Senior Vice President - General Counsel and Corporate Secretary, and each of them, the undersigned’s true and lawful agents and proxies, with full power of substitution and resubstitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Town Sports International Holdings, Inc. to be held at Crowne Plaza Times Square, 1506 Broadway, New York, NY 10019, on Thursday, May 14, 2009 at 10:00 a.m. (New York City time), and at any adjournments or postponements thereof, and to vote as specified on this proxy all shares of common stock of Town Sports International Holdings, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy, with the same force and effect as the undersigned might or could do if personally present thereat.
This proxy when properly executed will be voted in the manner directed herein. If the proxy is signed but no direction given, this proxy will be voted FOR the election of the director nominees and FOR Proposal 2, and it will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.
IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE